UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2012

SCIO DIAMOND TECHNOLOGY CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

Nevada	000-54529	45-3849662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 University Ridge, Suite D, Greenville, South Carolina 29601

(Address of Principal Executive Offices) (Zip Code)

(864) 751-4880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (e)

On November 30, 2012, Joseph D. Lancia resigned from the Board of Directors (the “Board”) of Scio Diamond Technology Corporation, a Nevada corporation (the “Company”).  Also on November 30, 2012, Mr. Lancia resigned as President and Chief Executive Officer of the Company.  In connection with his resignations, Mr. Lancia entered into an Agreement of Separation, Waiver, and Release (the “Lancia Release”).  Pursuant to the Lancia Release, Mr. Lancia will be paid (1) a gross amount of $225,000 payable over the twelve-month period commencing in December 2012, and (2) the gross amount of $1,200 per month for each of the twelve consecutive months commencing with December 2012.  In addition, pursuant to the Lancia Release, (1) Mr. Lancia will promptly transfer 1,000,000 shares of Common Stock of the Company, $0.001 par value (“Common Stock”) to the Company, (2) Mr. Lancia grants an irrevocable proxy to Edward S. Adams, Chairman of the Board, to vote 500,000 shares of Common Stock retained by Mr. Lancia, which 500,000 shares shall also be subject to a one year restriction on transfer and sale, and (3) options to purchase 3,500,000 shares of Common Stock held by Mr. Lancia shall be immediately canceled and may not be exercised.  In addition, for a period of six (6) months after the date of the Lancia Release, Mr. Lancia agrees to provide “Transition Assistance” (as defined in the Lancia Release) as may be reasonably needed and requested by the Company.  The Lancia Release includes a mutual release provision and mutual non-disparagement provision.  In general and in accordance with the terms of the Lancia Release, Mr. Lancia shall continue to be subject to the confidentiality, non-compete and customer and employee non-solicitation restrictions and other restrictive covenants contained in his Amended and Restated Employment Agreement, Effective as of November 29, 2011 (including in the Proprietary Information and Inventions Agreement that is incorporated by reference into his Amended and Restated Employment Agreement, Effective as of November 29, 2011).

On November 30, 2012, Charles G. Nichols resigned as Chief Financial Officer of the Company.  In connection with his resignation, Mr. Nichols entered into an Agreement of Separation, Waiver, and Mutual Release (the “Nichols Release”).  Pursuant to the Nichols Release, Mr. Nichols will be paid (1) an amount equal to $20,833.33, and (2) an amount equal to two months of health insurance premiums that would become due as a result of Mr. Nichols’ election to continue his health insurance coverage under applicable South Carolina law.  In addition, pursuant to the Nichols Release, options to purchase 625,000 shares of Common Stock held by Mr. Nichols shall be immediately canceled and may not be exercised, but Mr. Nichols shall continue to hold options to purchase 100,000 shares of Common Stock and shall have a period of six months from November 30, 2012 to exercise such options at an exercise price of $0.70 cents per share (which exercise price is consistent with the terms of an earlier option grant to Mr. Nichols).  The Nichols Release includes a mutual release provision and mutual non-disparagement provision.  In general and in accordance with the terms of the Nichols Release, Mr. Nichols shall continue to be subject to the confidentiality, non-compete and customer and employee non-solicitation restrictions and other restrictive covenants contained in his Amended and Restated Employment Agreement, Effective as of November 30, 2011 (including in the Proprietary Information and Inventions Agreement that is incorporated into his Amended and Restated Employment Agreement, Effective as of November 30, 2011).

(c) and (e)

Effective December 5, 2012, the Company appointed Stephen D. Kelley, age 50, as its Chief Executive Officer, to serve until his resignation, removal or termination.  Mr. Kelley most recently served as Chief Operating Officer and Executive Vice President of Cree, Inc., which is a manufacturer of silicon carbide based semiconductors.  Prior to his employment at Cree, Inc., Mr. Kelley was a Vice President at Texas Instruments, Inc., which is a global semiconductor design and manufacturing company.  There are no family relationships among Mr. Kelley and any of the Company’s directors and executive officers.  There are no relationships between Mr. Kelley and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Kelley as Chief Executive Officer of the Company, the Company entered into an Employment Letter Agreement (the “Kelley Agreement”) with Mr. Kelley on December 5, 2012.  Pursuant to the Kelley Agreement, Mr. Kelley will be paid a base annual salary of $275,000, subject to potential increases (but not decreases) in connection with a salary review by the Board.  The Board, in its sole and unilateral discretion, may award Mr. Kelley with an annual bonus for the 2013 fiscal year of up to $150,000 based upon the achievement of performance targets.  Mr. Kelley will be entitled to reimbursement of actual relocation expenses in an amount not to exceed $30,000.  Mr. Kelley is entitled, during his term of employment, to 20 days paid vacation each calendar year and to such medical and other employee benefits as the Company may offer from time to time to similarly situated employees, subject to applicable eligibility requirements.

Pursuant to the Kelley Agreement, unless Mr. Kelley is terminated for “Cause” (as defined in the Kelley Agreement) or voluntarily resigns, Mr. Kelley generally will be entitled to severance pay equal to his base salary for one year and $2,700 per month for one year to offset potential medical, dental and life insurance expenses and any premiums for continuation coverage of the same.  In addition, if Mr. Kelley is terminated during the four month period before or twelve month period after a “change in control” (as defined in the Kelley Agreement) that implies a Company value of $50,000,000 or more, he will be entitled to certain payments as more fully described in the Kelley Agreement.  Mr. Kelly will receive options to purchase 3,200,000 shares of Common Stock at an exercise price of $1.01 per share, and these options will vest in accordance with the following conditions (as set forth in the Kelley Agreement): (1) options to purchase 600,000 shares of Common Stock vested on December 5, 2012; (2) options to purchase 500,000 shares of Common Stock will vest upon the six month anniversary of Mr. Kelley’s start date (assuming Mr. Kelley remains employed with the Company); (3) options to purchase 1,000,000 shares of Common Stock will vest when the Company achieves cumulative revenue of $5 million (cumulative from January 1, 2013 forward); (4) options to purchase 500,000 shares of Common Stock will vest when the Company achieves cumulative EBITDA of $1 million (cumulative from January 1, 2013 forward); and (5) options to purchase 600,000 shares of Common Stock will vest when the Company achieves cumulative EBITDA of $2.5 million (cumulative from January 1, 2013 forward).  In general, these options may be exercised by Mr. Kelley for five years from the vesting date (subject to any earlier expiration contained in the Company’s 2012 Share Incentive Plan or Mr. Kelley’s Stock Option Grant Agreement), and are subject to the Company’s 2012 Share Incentive Plan and Mr. Kelley’s Stock Option Grant Agreement.  If Mr. Kelley’s employment is terminated for any reasons other than for “Cause” (as defined in the Kelley Agreement) or Mr. Kelley’s voluntary resignation, the Company will, in exchange for a general release from Mr. Kelley to the Company and its officers, directors, employees, shareholders and agents from liability, (1) extend the period during which Mr. Kelley may exercise his vested options to purchase shares to within twelve months following his date of separation, and (2) not exercise any right of repurchase with respect to any shares of Common Stock purchased by Mr. Kelley pursuant to the options he holds to purchase shares of Common Stock.  All of Mr. Kelley’s granted options will automatically vest in the event of a “change in control” (as defined in the Kelley Agreement) that implies a Company value of $50,000,000 or more.

Mr. Kelley is subject to a Proprietary Information and Inventions Agreement, which is incorporated by reference into and attached as an exhibit to the Kelley Agreement and contains, among other things, an intellectual property assignment provision and confidentiality, non-solicitation and non-competition restrictions, each as set forth in the Proprietary Information and Inventions Agreement attached as an exhibit to the Kelley Agreement.  Mr. Kelley is an employee at will.

The Company is in the process of searching for a new Chief Financial Officer.

The foregoing descriptions of the Lancia Release, the Nichols Release and the Kelley Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 — 10.3 and incorporated herein by reference.

A copy of the Company’s press release announcing the appointment of Mr. Kelley as the Company’s Chief Executive Officer is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Agreement of Separation, Waiver, and Release of Joseph D. Lancia

Exhibit 10.2	Agreement of Separation, Waiver, and Mutual Release of Charles G. Nichols

Exhibit 10.3	Employment Letter Agreement of Stephen D. Kelley

Exhibit 99.1	Press Release dated December 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION

By:	/s/ Stephen D. Kelley
Name:	Stephen D. Kelley
Title:	Chief Executive Officer

Dated: December 7, 2012